UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2011

FORCE PROTECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	No. 001-33253	No. 84-1383888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Force Protection, Inc.

c/o General Dynamics Corporation

2941 Fairview Park Drive, Suite 100

Falls Church, Virginia 22042-4513

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 876-3000

1520 Old Trolley Road

Summerville, SC 29485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the second Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Force Protection, Inc. (the “Company”) on November 7, 2011 (the “Prior Report”), the Company is party to an Agreement and Plan of Merger, dated as of November 7, 2011 (as amended, the “Merger Agreement”) with General Dynamics Corporation, a Delaware corporation (“Parent”) and Falcon Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on November 18, 2011, Merger Sub commenced a tender offer to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Shares”), for $5.52 per Share, in cash without interest (the “Offer Price”) and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 18, 2011 (as amended or supplemented, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”).

The Offer expired at 12:00 midnight, New York City time, at the end of Friday, December 16, 2011 (the “Expiration Date”), as scheduled, and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), informed Parent that, as of the Expiration Date, a total of 51,667,698 Shares (including 3,681,524 Shares subject to guaranteed delivery procedures as described in the Offer to Purchase) were validly tendered and not validly withdrawn, representing approximately 81.7% of the Shares then outstanding on a fully diluted basis (as determined pursuant to the Merger Agreement). On December 17, 2011, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) and, on December 19, 2011, paid for all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date.

On December 19, 2011, Merger Sub exercised its option (the “Top-Up Option”) to purchase, at a per Share price equal to $5.52 per Share, an aggregate number of additional Shares that, when added to the number of Shares owned by Merger Sub immediately prior to the exercise of the option (which for these purposes did not include Shares that had been tendered subject to guaranteed delivery procedures), resulted in Merger Sub owning one Share more than 90% of the outstanding Shares. Parent and Merger Sub then effected a short-form merger under Nevada law pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Offer and the consummation of the Merger, on December 22, 2011, the Company terminated the Third Amended and Restated Loan Agreement, dated as of April 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Force Protection Technologies, Inc., Force Protection Industries, Inc. and Wells Fargo Bank, National Association. The Credit Agreement provided the Company with a $40.0 million revolving credit line, which was scheduled to expire on April 30, 2012. Furthermore, the Company had the right to designate up to $5.0 million for letters of credit against the $40.0 million line of credit. There were no amounts outstanding under the Credit Agreement at the time of termination (except for a letter of credit in the original face amount of approximately AUD 3.3 million, which was assumed by Parent), and no early termination penalties were incurred by the Company as a result of the termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.02, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Capital Market (the “NASDAQ”) on December 19, 2011 of the consummation of the Merger and requested that the NASDAQ effect a trading suspension of the Shares. As a result, after the consummation of the Merger, Shares ceased trading on the NASDAQ. On December 19, 2011, the NASDAQ filed with the SEC a notification of removal from listing on Form 25 to report that Shares are no longer listed on the NASDAQ.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to Merger Sub’s exercise of the Top-Up Option, the Company issued 89,316,099 Shares (the “Top-Up Shares”) to Merger Sub for an aggregate purchase price of $493,024,866.48, representing $5.52 per Share. Merger Sub paid the purchase price for the Top-Up Shares in full by (i) delivery to the Company of $90,000.00 in cash and (ii) execution and delivery to the Company of a promissory note in principal amount of $492,934,866.48 having the terms as set forth in the Merger Agreement. The Top-Up Shares, when added to the Shares owned by Merger Sub at the time of the exercise of the Top-Up Option, represented at least one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company occurred.

As described above, on December 19, 2011, Merger Sub exercised its Top-Up Option and purchased the Top-Up Shares. Merger Sub then caused the consummation of the Merger in accordance with the terms of the Merger Agreement. Because Merger Sub owned more than 90% of the outstanding Shares following its completion of the Offer and purchase of the Top-Up Shares, Merger Sub effected a short-form merger with the Company without the need for a meeting or vote of the Company’s stockholders, as permitted by Nevada law. Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. As a result of the Merger, each of the remaining outstanding Shares (except for Shares that were owned by any of Parent, Merger Sub, the Company or any of their direct or indirect wholly-owned subsidiaries) was converted into the right to receive the same $5.52 in cash per Share, without interest and less any applicable withholding taxes, that was paid in the Offer (the “Merger Consideration”), and each of the 1,000 shares of common stock, par value $0.01, of Merger Sub that was issued and outstanding immediately prior to the Merger was converted into one share of common stock, par value $0.001 per share, of the Company, as the surviving corporation of the Merger. The Depositary, acting as the paying agent for the Merger, will mail to the remaining former stockholders of the Company materials necessary to exchange their former Shares for such payment. Parent now owns 1,000 shares of common stock of Force Protection, representing 100% of the issued and outstanding shares of common stock of the Company.

Parent provided Merger Sub with sufficient funds to purchase all Shares that were validly tendered in the Offer and not withdrawn and to pay for the Merger Consideration. Parent provided these funds out of its cash on hand.

As a result of the consummation of the Merger and the removal from listing of all Shares from the NASDAQ, the Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

For information regarding changes with respect to the directors and officers of the Company, please see Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on November 18, 2011, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Merger Sub and Parent with the SEC on November 18, 2011, as subsequently amended and supplemented, and such information is incorporated herein by reference.

The information contained in the Introductory Note, in Item 3.02 and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Prior Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following changes to the Company’s board of directors were effected in accordance with the Merger Agreement. Michael Moody, Lynn Brubaker, John W. Paxton, Sr., Thomas A. Corcoran, Major General Jack A. Davis, USMC (Ret.), B. Herbert Ellis and Kenneth A. Merlau tendered their resignations as directors of the Company effective as of the time of Merger Sub’s purchase of Shares tendered into the Offer, which occurred on December 19, 2011 (the “Payment Time”). In addition, Gregory S. Gallopoulos, David K. Heebner and L. Hugh Redd were appointed unanimously by the directors as directors of the Company and as members of the Company’s Compensation Committee and Governance Committee, in each case effective as of the Payment Time. Lieutenant General Roger G. Thompson, Jr., USA (Ret.) and John S. Day tendered their resignations as directors of the Company effective as of the effective time of the Merger.

Messrs. Day, Merlau, Paxton, and Thompson were members of the Company’s Audit Committee. Messrs. Ellis, Davis, Day, Merlau, and Thompson were members of the Company’s Compensation Committee. Messrs. Ellis, Davis, Paxton and Thompson were members of the Company’s Governance Committee.

On December 19, 2011, at the effective time of the Merger, the officers of Merger Sub became the officers of the Company. As a result, the following officers of the Company were removed from their respective offices: Michael Moody, Philip Ciarlo, Randy Hutcherson, Charles Mathis, and Gregory T. Troy. At the same time, Messrs. Gallopoulos, Heebner and Redd became officers of the Company. Thereafter, on December 19, 2011, Mark Roualet and Evelyn Milam became president and vice president, respectively, of the Company. Information regarding each of Messrs. Gallopoulos, Heebner, Redd and Roualet and Ms. Milam has been previously disclosed in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on November 18, 2011, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and such information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2011, by and among General Dynamics Corporation, Falcon Acquisition Corp. and Force Protection, Inc., incorporated herein by reference to Exhibit 2.1 to the second Current Report on Form 8-K of Force Protection, Inc. filed November 7, 2011.

2.2	Amendment No. 1 to the Merger Agreement, dated as of November 30, 2011, by and among General Dynamics Corporation, Falcon Acquisition Corp. and Force Protection, Inc., incorporated herein by reference to Exhibit (d)(3) to Amendment No. 1 to the Tender Offer Statement on Schedule TO filed by General Dynamics Corporation and Falcon Acquisition Corp. on December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

December 22, 2011	By	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2011, by and among General Dynamics Corporation, Falcon Acquisition Corp. and Force Protection, Inc., incorporated herein by reference to Exhibit 2.1 to the second Current Report on Form 8-K of Force Protection, Inc. filed November 7, 2011.

2.2	Amendment No. 1 to the Merger Agreement, dated as of November 30, 2011, by and among General Dynamics Corporation, Falcon Acquisition Corp. and Force Protection, Inc., incorporated herein by reference to Exhibit (d)(3) to Amendment No. 1 to the Tender Offer Statement on Schedule TO filed by General Dynamics Corporation and Falcon Acquisition Corp. on December 1, 2011.